[TRIDENT SECURITIES LETTERHEAD]



                                  June 16, 2000



Board of Directors
Lincoln Bancorp
1121 East Main Street
Plainfield, Indiana 46168

Members of the Board:

         We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Citizens Bancorp, to be signed and dated the date of the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Financial Advisor to Citizens Bancorp", and to the inclusion of such opinion letter as Annex B to the Proxy Statement/Prospectus that is a part of this Registration Statement.


                                         TRIDENT SECURITIES
                                         A Division of McDonald Investments Inc.



                                         By /s/ V. Mark Bowles
                                            -----------------------------------
                                                  V. Mark Bowles
                                                  Vice President